SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )


Filed by the registrant                       [X]
Filed by a party other than the registrant    [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-12

                        HELIX TECHNOLOGY CORPORATION
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


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   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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


                        HELIX TECHNOLOGY CORPORATION
                         Mansfield Corporate Center
                            Nine Hampshire Street
                          Mansfield, MA 02048-9171
                Telephone (508) 337-5500 - Fax (508) 337-5175


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                  Wednesday, April 16, 2003, at 11:00 a.m.


To the Stockholders of Helix Technology Corporation:

Notice is hereby given that the 2003 Annual Meeting of Stockholders of Helix Technology Corporation will be held on Wednesday, April 16, 2003, at 11:00 a.m. at The Down Town Club, 225 Franklin Street, Boston,
Massachusetts, for the following purposes:

      1.    To elect a Board of Directors;

      2.    To approve the Amended and Restated 1996 Equity Incentive Plan;

      3. To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 5, 2003, are entitled to notice of and to vote at the meeting.

                                       By Order of the Board of Directors

                                       Beverly L. Armell
                                       Corporate Secretary

Mansfield, Massachusetts
March 19, 2003

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                        HELIX TECHNOLOGY CORPORATION
                         Mansfield Corporate Center
                            Nine Hampshire Street
                          Mansfield, MA 02048-9171
                Telephone (508) 337-5500 - Fax (508) 337-5175


                               PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2003 Annual Meeting of Stockholders to be held at The Down Town Club, 225 Franklin Street, Boston, Massachusetts, on Wednesday, April 16, 2003, at 11:00 a.m., and at any adjournments thereof. The matters to be considered and acted upon at the meeting are set forth in the attached Notice of Annual Meeting.

The record date for the determination of stockholders entitled to notice of and to vote at the meeting has been fixed by the Board of Directors as the close of business on March 5, 2003. As of that date there were 26,099,364 shares of common stock, $1.00 par value per share, outstanding and entitled to vote at the meeting. Each of these shares of common stock is entitled to one vote on each of the matters listed in the Notice of Annual Meeting. A majority of the outstanding shares of common stock entitled to vote and present in person or by proxy will constitute a quorum at the meeting. Votes withheld, abstentions, and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

When the proxy card of a stockholder is duly executed and returned, the shares represented thereby will be voted in accordance with the voting instructions given on the proxy by the stockholder. If no such voting instructions are given on a proxy card with respect to one or more proposals, the shares represented by that proxy card will be voted, with respect to the election of directors, for the nominees named herein, and with respect to other proposals, in accordance with the recommendations of the Board. Stockholders may revoke their proxies at any time prior to any vote at the meeting by written notice of revocation to Beverly L. Armell, Corporate Secretary, at or before the meeting, by submission of a duly executed proxy card bearing a later date, or by voting in person by ballot at the meeting.

A plurality of the votes cast by stockholders entitled to vote at the meeting is required for the election of directors. Abstentions and broker non-votes will not be treated as votes cast for this purpose and will not affect the outcome of the election.

The affirmative vote by the holders of a majority of the securities present in person or by proxy and entitled to vote at the meeting is required to approve the Amended and Restated 1996 Equity Incentive Plan. Broker non-votes will not be counted as present and entitled to vote for this purpose, and therefore will have no effect. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

This proxy statement, the Notice of Annual Meeting, and the form of proxy will be first sent to stockholders on or about March 19, 2003.

                                 PROPOSAL 1
                            ELECTION OF DIRECTORS

In accordance with Section 2 of Article II of the By-Laws, the Board has fixed the number of directors to constitute the full Board for the ensuing year at seven. Mr. Buckland, who is currently a director, has asked not to be nominated for reelection to the Board. Mr. Buckland's decision was for personal reasons and not based on any disagreement with us or any matter related to our operations, policies or practices. The Board has nominated Gideon Argov, Frank Gabron, Robert H. Hayes, Robert J. Lepofsky, Marvin G. Schorr, Alfred Woollacott, III, and Mark S. Wrighton. Each of the nominees other than Mr. Woollacott is currently one of our directors and each nominee has consented to be nominated and to serve if elected. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board to replace the nominee. In the event that a vacancy occurs during the year, the Board may fill such vacancy for the remainder of the full term.

The Board of Directors recommends that stockholders vote FOR the election of Messrs. Argov, Gabron, Lepofsky and Woollacott, and Drs. Hayes, Schorr, and Wrighton to the Board of Directors.


                                                                                     Director
Name of Nominee            Age                 Principal Occupation                   Since
---------------------------------------------------------------------------------------------

Gideon Argov               47      Special Limited Partner, Parthenon Capital          2002
Frank Gabron               72      Retired, formerly our Chief Executive Officer       1980
Robert H. Hayes            66      Professor Emeritus, Harvard Business School         1998
Robert J. Lepofsky*        58      President and Chief Executive Officer               1987
Marvin G. Schorr*          78      Chairman of our Board of Directors and              1982
                                   Chairman of the Board of Tech/Ops Sevcon, Inc.
Alfred Woollacott, III     56      Retired Audit Partner, KPMG                          N/A
Mark S. Wrighton*          53      Chancellor, Washington University, St. Louis        1990

--------------------
*     Member of the Executive Committee

Mr. Argov has been a Special Limited Partner at Parthenon Capital, a Boston-based private equity partnership, since 2001. He served as Chairman, Chief Executive Officer and President of Kollmorgen Corporation from 1991 to 2000. From 1988 to 1991 he served as Chief Executive Officer of High Voltage Engineering Corporation. Prior to 1988, he led engagement teams in consulting at Bain and Company.

Mr. Gabron served as Chairman of our Board of Directors from January 1981 until his retirement in July 1996. He served as our President from November 1980 to February 1987, and as our Chief Executive Officer from November 1980 until December 1988.

Dr. Hayes is the Philip Caldwell Professor, Emeritus at Harvard Business School, where he specializes in operations and technology management. Prior to his appointment to the Harvard Faculty in 1966, Dr. Hayes worked for IBM and McKinsey & Company. He is a director of the American Productivity & Quality Center and Applera Corporation.

Mr. Lepofsky has served as our President since February 1987, and as our Chief Executive Officer since January 1989. Prior to that, he served as our Chief Operating Officer from December 1982 to December 1988, and as a Senior Vice President from December 1982 to February 1987. Prior to December 1982, Mr. Lepofsky served as one of our Vice Presidents for two years.

Dr. Schorr has served as Chairman of our Board of Directors since August 1996. He served as President and Chief Executive Officer of Tech/Ops, Inc., from 1962 to 1987 and Chairman of the Board of that company from 1981 to 1987. In 1987 Tech/Ops was reorganized into three companies: Landauer, Inc., Tech/Ops Sevcon, Inc., and Tech/Ops Corporation, of which the former two are publicly owned manufacturers of technology-based products and services, and the latter was a privately owned consulting business that was dissolved in 1999. Dr. Schorr has been Chairman of the Board of Directors of Tech/Ops Sevcon, Inc. since 1987, and was Chairman of the Board of Directors of Landauer, Inc., and Tech/Ops Corporation, Inc., from 1987 to 1999.

Mr. Woollacott is a certified public accountant and was a partner with the accounting firm of KPMG from 1979 until his retirement in September 2002. During the past five years, he was an engagement partner serving primarily the high technology and healthcare companies in the greater Boston area. He also served as an SEC Reviewing Partner and a Due Diligence Assistance Reviewing Partner.

Dr. Wrighton has been Chancellor of Washington University in St. Louis since July 1995. He was Provost of Massachusetts Institute of Technology from 1990 until 1995, and held the Ciba-Geigy Chair in Chemistry at MIT. He joined the faculty at MIT in 1972 as Assistant Professor of Chemistry, was appointed Associate Professor in 1976 and Professor in 1977. From 1981 until 1989 he held the Frederick G. Keyes Chair in Chemistry and was Head of the Department of Chemistry from 1987 until 1990. Dr. Wrighton also serves as a director of Ionics, Inc., OIS Optical Imaging Systems, Inc., Cabot Corporation, and A.G. Edwards, Inc.

There are no family relationships between any director, executive officer, or person nominated or chosen by us to become one of our directors or executive officers.


                           COMMITTEES OF THE BOARD

In addition to the Executive Committee, the Board of Directors has a Human Resources and Compensation Committee consisting of Drs. Hayes, Schorr and Wrighton, an Audit Committee consisting of Dr. Schorr and Messrs. Argov and Gabron, and a Nominating and Governance Committee consisting of Mr. Buckland and Drs. Schorr and Wrighton. The functions of the Audit Committee are to directly oversee and evaluate our independent auditors, including setting the fee, scope, and timing of the audit and any other services rendered and resolving any disagreements between our management and our independent auditors regarding financial reporting. The Audit Committee is also responsible for reviewing all of our accounting policies and procedures and reporting systems and for reviewing and discussing with our management and our independent auditors the effectiveness of our internal financial controls. The Audit Committee also oversees the financial reporting process, including review of the audited financial statements. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is included as Appendix A to this proxy statement. Each member of the Audit Committee is "independent" as defined by the National Association of Securities Dealers' listing standards. The functions of the Human Resources and Compensation Committee include the review and approval of executive compensation and the administration and supervision of our equity compensation plans. The functions of the Nominating and Governance Committee are to consider and recommend nominees for director and members of committees of the Board. The Nominating and Governance Committee will consider nominees recommended by our security holders. Any such nominations should be submitted in writing to Beverly L. Armell, Corporate Secretary, at our corporate headquarters address shown on page 1 of this proxy statement. During the year ended December 31, 2002, the Board of Directors held five meetings, the Audit Committee held three meetings and the Human Resources and Compensation Committee held four meetings. The Nominating and Governance Committee did not meet separately from the full Board during the 2002 fiscal year. During our 2002 fiscal year, all directors attended at least 75% of the aggregate of the total number of Board of Directors' meetings and meetings of the committees on which they served.


                           AUDIT COMMITTEE REPORT

In the course of its oversight of our financial reporting process, including reviewing the audited financial statements, the systems of internal controls established by our management and the full Board, and the overall audit process, the Audit Committee of the Board of Directors has
(i) reviewed and discussed with management our audited financial statements for the year ended December 31, 2002, (ii) discussed with PricewaterhouseCoopers LLP, our independent accountants, the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees, (iii) received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, (iv) discussed with the auditors their independence, and (v) considered whether the provision of the nonaudit services described below under the captions "Audit-Related Fees" and "Tax Fees" by the auditors is compatible with maintaining their independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                                       By the Audit Committee,

                                       Frank Gabron (Chair)
                                       Gideon Argov
                                       Marvin G. Schorr

                           EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation paid for services in all capacities for the years ended December 31, 2002, 2001, and 2000, to our Chief Executive Officer and each of our four other most highly compensated executive officers (hereinafter referred to as the "Named Executive Officers"):


                         SUMMARY COMPENSATION TABLE


                                                                   Long-Term
                                                                 Compensation
                                                                    Awards                 All Other
                                                             ---------------------        Compensation
                                      Annual Compensation    Securities Underlying    --------------------
        Name and                      -------------------        Stock Options         401(k)
   Principal Position         Year    Salary      Bonus            (Shares)           Match(1)    Other(2)
----------------------------------------------------------------------------------------------------------

Robert J. Lepofsky            2002    475,000          -                 -             12,000      3,973
 President and Chief          2001    475,000     35,000                 -             10,200      4,644
 Executive Officer            2000    425,000    175,000                 -             10,200      2,658

James Gentilcore(3)           2002     22,803          -            75,000              1,000         71
 Executive Vice President
 Chief Operating Officer

Jay Zager(4)                  2002    230,769     85,000            50,000             11,799      1,141
 Senior Vice President
 Chief Financial Officer

Robert E. Anastasi            2002    260,000          -            10,000             12,000      2,365
 Executive Vice President     2001    235,000     25,000            15,000             10,200      2,146
                              2000    200,000    100,000            10,000             10,200        595

Mark E. Jalbert(5)            2002    190,000          -            15,000             12,000        904
 Senior Vice President

--------------------
<F1>  Represents matching contributions by us under our 401(k) Plan.
<F2>  Represents premiums paid by us for excess group life insurance.
<F3>  Mr. Gentilcore joined us in December 2002.
<F4>  Mr. Zager joined us in January 2002. The terms of his employment offer included a sign-on bonus of $10,000 and guaranteed a minimum bonus payment of $75,000 for fiscal year 2002.
<F5>  Mr. Jalbert was elected Senior Vice President and designated as an executive officer in December 2002.

                 STOCK OPTION GRANTS IN OUR 2002 FISCAL YEAR

The following table provides information concerning the grant of stock options (also reported in the Summary Compensation Table) under our 1996 Equity Incentive Plan during the year ended December 31, 2002, to the Named Executive Officers.


                                                                                       Potential Realizable Value
                       Number of      Percentage of                                      at Assumed Annual Rates
                       Securities     Total Options                                    of Stock Price Appreciation
                       Underlying      Granted to        Exercise                          for Option Term (1)
                        Options       Employees in         Price        Expiration     ---------------------------
       Name             Granted        Fiscal Year      (Per Share)        Date             5%           10%
------------------------------------------------------------------------------------------------------------------

Robert J. Lepofsky        -0-                0%           $     -           -            $      -     $        -
James Gentilcore       75,000(2)          34.6%           $11.235       12/13/2012       $529,922     $1,342,927
Jay Zager              50,000(3)          23.0%           $20.10        02/20/2012       $632,039     $1,601,711
Robert E. Anastasi     10,000(3)           4.6%           $20.10        02/20/2012       $126,408     $  320,342
Mark E. Jalbert        15,000(3)           6.9%           $20.10        02/20/2012       $189,612     $  480,513

--------------------
<F1>  The 5% and 10% rates used are mandated by the Securities and Exchange
      Commission. The actual value, if any, that an executive may realize upon option exercises will depend on the excess, if any, of the price at which the underlying stock is eventually sold over the exercise price on the date the option is exercised. Accordingly, there is no assurance the value realized by an executive would be at or near the values calculated by using these assumed appreciation rates.
<F2>  This option becomes exercisable in four equal annual installments beginning one year from the date of grant, which was December 13, 2002.
<F3>  These options become exercisable in four equal annual installments beginning one year from the date of grant, which was February 20, 2002.


              AGGREGATED STOCK OPTION EXERCISES IN FISCAL 2002
                   AND FISCAL YEAR-END STOCK OPTION VALUES

The following table provides information with respect to the Named Executive Officers concerning the exercise of options during our 2002 fiscal year and the value of unexercised options held at December 31, 2002.


                                                           Number of Securities
                                                          Underlying Unexercised             Value of Unexercised
                                                              Options Held at               In-the-Money Options at
                         Shares                              December 31, 2002               December 31, 2002(2)
                       Acquired on        Value        -----------------------------     -----------------------------
       Name             Exercise       Realized(1)     Exercisable     Unexercisable     Exercisable     Unexercisable
----------------------------------------------------------------------------------------------------------------------

Robert J. Lepofsky          -               -            50,000           125,000             -                -
James Gentilcore            -               -                 -            75,000             -                -
Jay Zager                   -               -                 -            50,000             -                -
Robert E. Anastasi          -               -            83,750            26,250             -                -
Mark E. Jalbert             -               -             3,375            18,875             -                -




--------------------
<F1>  "Value Realized" represents the difference between the exercise price and the market price of the option shares on the date the option is exercised. The value realized was determined without considering any taxes that may have been owed.
<F2>  Based on the mean between the high and low sale prices for our common stock as reported by the Nasdaq National Market on December 31, 2002, ($11.075), less the price to be paid upon exercise.


                    EQUITY COMPENSATION PLAN INFORMATION


                                          (a)                      (b)                        (c)
                                  --------------------     -------------------     -------------------------
                                  Number of Securities                               Number of Securities
                                   to be Issued Upon        Weighted-Average          Remaining Available
                                      Exercise of           Exercise Price of      For Future Issuance Under
        Plan Category             Outstanding Options      Outstanding Options     Equity Compensation Plans
------------------------------------------------------------------------------------------------------------

Equity compensation plans
Approved by security holders            613,625                  $20.46                     186,625

Equity compensation plans not
Approved by security holders                 --                      --                          --
------------------------------------------------------------------------------------------------------------
Total                                   613,625                  $20.46                     186,625


                             RETIREMENT PROGRAM

The following table sets forth estimated combined annual benefits under our Pension Plan and our Supplemental Key Executive Retirement Plan (SERP), on a straight-life annuity basis, to persons in specified compensation and years-of-service categories, as if they had retired at age 65 at December 31, 2002.


                             PENSION PLAN TABLE


                                          Estimated Annual Pension
      Average                            (Including SERP Benefits)
Annual Compensation                 Based on Years of Service Indicated
on which Retirement     ------------------------------------------------------------
Benefits Are Based         10           15           20           25           30
------------------------------------------------------------------------------------

     $200,000           $ 31,239     $ 47,744     $ 63,907     $ 81,427     $ 81,427
      250,000             40,778       61,409       81,613      102,439      102,439
      300,000             50,767       76,072      100,391      125,383      125,383
      350,000             60,767       91,072      119,617      148,774      148,774
      400,000             70,767      106,072      138,799      172,164      172,164
      450,000             80,767      121,072      157,840      195,555      195,555
      500,000             90,767      136,072      176,881      218,946      218,946
      550,000            100,767      151,072      195,921      242,337      242,337

Pension Plan

We maintain a noncontributory qualified Pension Plan for the benefit of our employees, including the individuals named in the Summary Compensation Table. Employees who are at least 21 years of age with one year of service are eligible for this plan. Contributions to the plan, which is a defined benefit plan, are not included in the Summary Compensation Table because such contributions are made on an actuarial basis and cannot be separately calculated. We recognized pension expense of $1,750,000 for 2002.

Compensation covered by the plan includes salary but excludes bonuses or incentive awards, if any. Benefits under the plan as set forth in the table above are determined on a straight-life annuity basis, based upon years of participation completed after December 31, 1978, and highest consecutive 60-month average compensation during the last 120 months of employment and are integrated with Social Security benefits. As of December 31, 2002, Messrs. Lepofsky, Anastasi and Jalbert each had accrued 24 years of benefit service under the plan. Mr. Gentilcore had accrued four years of benefit service from prior employment with us. Mr. Zager commenced employment with us in 2002 and therefore had no years of benefit service accrued as of December 31, 2002.

In 1992, we adopted a Supplemental Key Executive Retirement plan (SERP) that is designed to supplement benefits paid to certain participants under tax-qualified retirement plans funded by us, which benefits are otherwise limited with respect to highly paid employees by the Internal Revenue Code. In general, the SERP provides that participants with 25 or more years of service who have reached the age of 65 at the time of retirement will receive a supplemental annual pension from us equal to 50 percent of the greater of such participant's (i) average compensation (as described under "Pension Plan" above) or (ii) actual compensation during the 12 months prior to retirement, less all retirement benefits provided by us. Benefits under the SERP are reduced for participants with less than 25 years of service. We recorded additional retirement costs of $264,000 in connection with the SERP in 2002.

In 1999, we adopted a nonqualified Supplemental Benefit Plan intended to provide for the payment of additional retirement benefits to certain key employees whose Pension Plan retirement benefits would exceed amounts permitted under the Internal Revenue Code. The supplemental unfunded benefit is equal to the amount of any benefit that would have been payable under the qualified retirement plan, but for the limitations under the Internal Revenue Code. Benefits earned under the Supplemental Benefit Plan are also subject to offset per the provisions of any benefits earned under the Supplemental Key Executive Retirement Plan.


                        COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee of the Board of Directors is composed of three independent, non-employee directors. The Committee regularly reviews and approves essentially all of Helix's compensation and benefit programs and also reviews and determines the actual compensation of the Named Executive Officers, as well as all stock option grants to all employees. All compensation actions taken by the Committee are reported to and approved by the full Board of Directors, excluding employee directors. The Committee also reviews and makes recommendations to the Board on policies and programs for the development of management personnel and management structure and organization. The Committee reviews and administers the 1996 Equity Incentive Plan. The Committee also reviews and administers the 1996 Stock Option Plan for Non-Employee Directors. The Committee reviews from time to time executive compensation reports prepared by independent organizations in order to evaluate the appropriateness of its executive compensation program.

The Committee uses base salary to compensate the Named Executive Officers for past and ongoing contributions and the performance-based bonus program to provide incentives for enhancing near-term profitability and stockholder value. In addition, it uses stock options to provide incentives for enhancing longer-term growth in profitability, return on equity, and stockholder value. In order to meet these objectives, the Committee has approved employment agreements with each of the Named Executive Officers which set base salaries for the Named Executive Officers, taking into account prior performance and base salaries among competitive peer groups. The Committee also sets target bonus awards comprising about 15 to 35 percent of total target compensation, depending upon the position being reviewed. The Committee reviews Helix's annual performance plan and the individual goals and objectives of each Named Executive Officer for the ensuing year and sets incentive target bonus awards that are directly linked to Helix's short-term financial performance and to the specific annual goals and objectives of each Named Executive Officer. The Committee meets annually to review Helix's performance and the performance of our Chief Executive Officer and each other Named Executive Officer in relation to Helix's performance plan for the year then ended, as well as in relation to the goals set for the Chief Executive Officer and each other named executive officer, and awards bonuses accordingly. The Committee then sets base salaries and target bonus awards for the next year. The Committee has discretion to reward extraordinary accomplishments with special bonuses. In this process, the Committee first meets with the Chief Executive Officer to review Helix's performance and the performance of each of the other Named Executive Officers and then meets in an Executive Session to review the performance of all the Named Executive Officers, including the Chief Executive Officer.

The minimum annual salary of the Chief Executive Officer is set pursuant to an employment agreement entered into by the Chief Executive Officer and us. See "Employment Agreements" below. The Committee may increase the minimum annual salary of the Chief Executive Officer from time to time at its discretion based upon Helix's performance and such other factors as the Committee may determine.

In the case of our Chief Executive Officer, the Committee considered the difficult year Helix experienced as a result of the general slowdown in the semiconductor capital equipment industry and determined not to award a bonus to our Chief Executive Officer for the 2002 fiscal year and to maintain his salary for 2003 at the 2002 level. In addition, the Committee awarded no raises or bonuses to any other Named Executive Officers for the 2002 fiscal year, with the exception of Mr. Zager, who received a bonus pursuant to the terms of his employment offer.

The Committee believes that the foregoing combination of base salaries, incentive bonuses, and stock options provides appropriate levels of compensation to retain and attract qualified senior management and the proper incentives to achieve significant improvement in both Helix's short-term and long-term financial performance.

                                       By the Human Resources and
                                        Compensation Committee,

                                       Dr. Robert H. Hayes, (Chair)
                                       Dr. Marvin G. Schorr
                                       Dr. Mark S. Wrighton

                 STOCKHOLDER RETURN PERFORMANCE PRESENTATION

Set forth below is a line graph comparing the change in the cumulative total stockholder return of our common stock against the change in the cumulative total return of the Standard & Poor's Technology Sector Composite Index and the Nasdaq Composite Index for the period of five years ended December 31, 2002. Management cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock performance.


              Comparison of Five-Year Cumulative Total Return *
           Among Helix Technology Corporation, Nasdaq (U.S.) Index
                  and S&P Technology Sector Composite Index


                       1997       1998       1999       2000       2001      2002
                      ------------------------------------------------------------

Helix                 100.00      69.93     245.78     131.48     127.41     64.38
NASDAQ                100.00     140.99     261.48     157.42     124.89     86.33
S & P Tech Sector     100.00     178.14     318.42     188.18     139.50     87.31

--------------------
* Assumes the value of the investment in Helix Technology Corporation and each index was $100 on December 31, 1997, and that all dividends were reinvested.

                           DIRECTORS' COMPENSATION

During 2002 each non-employee director received an annual retainer fee of $25,000 ($26,000 for committee chairs), payable in four equal quarterly installments. A director who is also our full-time employee receives no additional compensation for services as a director.

In addition, we have a stock option plan, the Amended and Restated Stock Option Plan for Non-Employee Directors (the "Directors' Plan") covering its non-employee directors. Under the terms of the Directors' Plan, for each year of service on our Board, each non-employee director is granted an option to purchase 2,000 shares of our common stock at a purchase price equal to fair market value on the date of grant, which option vests on the one-year anniversary of the date of grant. The options expire on the earlier of one year after the non-employee director ceases to serve on our Board, or the option's expiration date.

We adopted a plan commencing in 2002 which allows the members of the Board of Directors to defer receipt of all or part of their cash fees for services as a director. The deferred fees may be invested in a cash account, a stock equivalent account, or a combination of the two, as elected by the director in his or her deferral election. Interest is credited on the amount deferred in the cash account at the rate of interest applicable to ten-year treasury notes. The amount deferred into the stock equivalent account is converted into hypothetical shares of our common stock. The plan provides for an election to receive the deferred fees in either one lump sum or in installments over a period of up to five years. All distributions are made in cash.


                            EMPLOYMENT AGREEMENTS

In February 1999, we entered into an employment agreement with Mr. Lepofsky that runs through February 2007. The agreement established a minimum annual salary that may be increased by the Board of Directors from time to time; however, if increased, it may not be reduced again except as part of a general reduction of all executive salaries. The current salary level is $475,000. The agreement provides for additional incentive compensation in the sole discretion of the Board of Directors and provides that Mr. Lepofsky is entitled to participate in all benefit plans made available generally to executive officers, including our Supplemental Key Executive Retirement Plan. The 1999 agreement included a nonqualified stock option granting to Mr. Lepofsky the right to purchase up to 200,000 shares of our common stock at an option price of $20.8125 per share. This option was granted under our 1996 Equity Incentive Plan and is exercisable in eight annual installments of 25,000 shares each, beginning in February 2000.

The agreement provides for certain benefits in the event of involuntary termination of Mr. Lepofsky's employment without cause or in the event Mr. Lepofsky terminates his employment following (i) a change of control of the Company that is not approved by our Board of Directors, and (ii) a change in a majority of our directors. In the event of his involuntary termination without cause, or in the event of his voluntary termination following both a change of control of the Company not approved by the Board of Directors and a change in a majority of the directors, Mr. Lepofsky would be entitled to receive base salary continuance through February 2007, or for two years, whichever period is shorter. In the event of a change of control of the Company not approved by the Board of Directors, followed by a change in a majority of the directors on our Board, if Mr. Lepofsky terminates his agreement or is terminated without cause, all remaining installments of his 200,000-share stock option would become exercisable. In the event of the involuntary termination of Mr. Lepofsky's employment not for cause without a change in control, up to three remaining unvested 25,000-share installments of his 200,000-share stock option would become exercisable.

Any compensation payable to Mr. Lepofsky contingent upon a change of control which qualifies as a parachute payment under Section 280G of the Internal Revenue Code, as amended, shall be limited to the maximum amount that may be paid to him without any part of all of such compensation being deemed an excess parachute payment under that Section. Based on his current base salary and Agreement, Mr. Lepofsky could receive a maximum (as described above) of $1,531,268 under this severance arrangement.

During 2002 we entered into employment agreements with Mr. Anastasi (August
2002), Mr. Zager (August 2002), Mr. Jalbert (November 2002) and Mr. Gentilcore (December 2002). Each of these agreements except for Mr. Zager's terminates on the respective executive's normal retirement date, unless earlier terminated by us with or without cause (as defined in the applicable agreement) or by the executive with or without good reason (as defined in the applicable agreement). Mr. Zager's agreement terminates on August 9, 2007, unless earlier terminated by us with or without cause (as defined in the agreement) or by Mr. Zager with or without good reason (as defined in the agreement). Each agreement provides for an initial base salary per year (Mr. Anastasi: $260,000; Mr. Zager: $240,000; Mr. Jalbert:
$190,000; and Mr. Gentilcore: $300,000), reviewed annually beginning January 1, 2003, (which base salaries may not be decreased except in conjunction with a general reduction of executive salaries), an annual cash performance bonus determined in the discretion of our Human Resources and Compensation Committee, awards from time to time of stock options under our 1996 Equity Incentive Plan, also at the discretion of our Human Resources and Compensation Committee, and reimbursement of expenses. The agreements also provide for each executive's participation in our Supplemental Key Executive Retirement Plan and in any other profit-sharing, retirement, group life insurance or other insurance or medical expense plan maintained by us for our senior executives generally.

In the event an executive is terminated by us for cause, voluntarily terminates the agreement without good reason, or reaches his normal retirement date (upon which the agreement automatically terminates), he would be entitled to any then-accrued base salary, reimbursement of then-accrued expenses and any other or additional benefits to the extent required by any of our then-applicable benefit plans or programs. In the event any executive is terminated by us without cause, he would be entitled to his then-accrued base salary, a pro-rated bonus, any amounts payable pursuant to our Supplemental Retirement Plan and reimbursement of any then-accrued expenses. Messrs. Anastasi, Jalbert and Gentilcore would also be entitled to continued base salary payments, bonus payments and all other benefits otherwise payable under the agreement for 0 to 24 months (Mr. Gentilcore) or 24 months (Mr.Anastasi and Mr. Jalbert), subject to certain offsets in the event the executive obtains other employment during the period, and his vested options would remain exercisable for up to one year after termination. Mr. Zager would be entitled to continued base salary payments for a period of 12 to 24 months, subject to certain offsets in the event Mr. Zager obtained other employment during the period. In the event Messrs. Anastasi, Jalbert or Gentilcore terminates his agreement for good reason, he would be entitled to the same payments and benefits as if he had been terminated by us without cause, plus any unvested options that would have become exercisable during the two-year period after the executive's termination date would become exercisable as of the termination date. In the event Mr. Zager terminates his agreement for good reason, he would be entitled to the same payments and benefits as if he had been terminated by us without cause, plus he would be entitled to be paid a bonus during the base salary continuation period, he would be entitled to all other benefits otherwise payable under the agreement, any unvested options that would have become exercisable during the two-year period after his termination date would become exercisable as of his termination date and his vested options would remain exercisable for up to one year after termination.

Each agreement also requires us to indemnify the applicable executive and in certain circumstances to reimburse such executive's costs and expenses (including legal fees) associated with a dispute arising under the applicable agreement. Each agreement imposes certain non-competition and confidentiality obligations in our favor upon the applicable executive.


         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2002 non-employee directors Dr. Robert H. Hayes, Dr. Marvin G. Schorr, and Dr. Mark S. Wrighton served as members of the Human Resources and Compensation Committee. None of the Human Resources and Compensation Committee members or Named Executive Officers has any relationships that must be disclosed under this caption.


         SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of shares of our common stock as of March 5, 2003, (i) by each person (including any partnership, syndicate, or other group) known to management to be the beneficial owner of more than five percent of the outstanding shares of common stock, (ii) by each of our directors and nominees for director, (iii) by each of the Named Executive Officers, and
(iv) by all of our executive officers and directors as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to the shares shown as beneficially owned by them.


                                                             Shares Beneficially Owned
                                                        ------------------------------------
Beneficial Owner                                            Number          Percent of Class
--------------------------------------------------------------------------------------------

DePrince, Race & Zollo                                  3,552,701(1)             13.6%
201 South Orange Avenue
Orlando, FL 32801

Capital Group International, Inc.                       3,436,210(2)             13.2%
11100 Santa Monica Boulevard
Los Angeles, CA 90025-3384

FMR Corp.                                               1,376,710(3)              5.3%
82 Devonshire Street
Boston, MA 02109




Non-Employee Directors and Nominee:

Gideon Argov                                                2,000(4)               **
Arthur R. Buckland                                          6,636(4)               **
Frank Gabron                                               40,800(4)               **
Robert H. Hayes                                            12,000(4)               **
Marvin G. Schorr                                          104,800(4)               **
Alfred Woollacott, III                                          0                  **
Mark S. Wrighton                                           12,400(4)               **

Named Executive Officers:

Robert J. Lepofsky                                        367,329(4)(5)           1.4%
 President, Chief Executive Officer and Director

James Gentilcore                                              255(4)               **
 Executive Vice President, Chief Operating Officer

Jay Zager                                                  13,309(4)               **
 Senior Vice President, Chief Financial Officer

Robert E. Anastasi                                         93,887(4)               **
 Executive Vice President

Mark E. Jalbert                                            14,096(4)               **
 Senior Vice President

All Directors and Executive Officers as a Group(12)       667,691(4)(5)           2.5%

--------------------
**    Less than 1 percent of shares outstanding.
<F1>  Based on a Schedule 13G filed by DePrince, Race & Zollo, Inc. ("DRZ")
      with the Securities and Exchange Commission (the "SEC") on February 7, 2003, DRZ has sole dispositive and sole voting power with respect to all of these shares.
<F2>  Based on a Schedule 13G/A filed jointly by Capital Group
      International, Inc. ("CGII") and its wholly owned subsidiary, Capital Guardian Trust Company ("CGTC"), with the SEC on February 11, 2003, CGII has sole dispositive power with respect to all of the shares and sole voting power as to 2,532,430 of the shares. CGII is the parent holding company of a group of investment companies that hold investment power and, in some cases, voting power over securities held by it. CGTC, a bank as defined in Section 3(a)6 of the Exchange Act of 1934, has sole dispositive power with respect to 3,246,450 of the shares and sole voting power with respect to 2,342,670 of the shares.
<F3>  Based on a Schedule 13G/A filed by FMR Corp. and two members of a group controlling FMR Corp., Edward C. Johnson 3rd and Abigail Johnson, with the SEC on February 13, 2003. The Schedule




      13G/A states that Fidelity Management and Research Company, a wholly owned subsidiary of FMR Corp., is the beneficial owner of 989,010 of these shares (as to which Mr. Johnson has sole dispositive power), and Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp., is the beneficial owner of 387,700 of these shares (as to which Mr. Johnson has sole dispositive power and sole voting power).
<F4>  Includes shares that each named individual has the right to acquire within 60 days from March 5, 2003, through the exercise of options. The amounts listed include shares under such options as follows: Mr. Argov, 2,000; Mr. Buckland 2,000; Mr. Gabron 2,000; Dr. Hayes, 6,000; Dr. Schorr, 2,000; Dr. Wrighton 2,000; Mr. Lepofsky, 75,000; Mr. Zager, 12,500; Mr. Anastasi, 92,500; Mr. Jalbert, 9,250 and all directors and executive officers as a group, 205,250. Also includes 1,263 shares for Mr. Lepofsky; 150 shares for Mr. Gentilcore; 809 shares for Mr. Zager; 1,387 shares for Mr. Anastasi; and 1,207 shares for Mr. Jalbert held in our 401(k) retirement savings plan.
<F5>  Includes 40,000 shares held in a trust fund, with respect to which shares Mr. Lepofsky disclaims beneficial ownership.


           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than 10 percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our securities. Executive officers, directors, and greater-than-10-percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required during the year ended December 31, 2002, all Section 16(a) filing requirements applicable to our executive officers, directors and greater-than-10-percent beneficial owners were complied with.


                           INDEPENDENT ACCOUNTANTS

We have selected the firm of PricewaterhouseCoopers LLP as our independent public accountants for fiscal year 2003. PricewaterhouseCoopers examined our financial statements for fiscal year 2002. Representatives of PricewaterhouseCoopers are expected to attend the annual meeting to respond to questions and will have the opportunity to make a statement if they desire.

Audit Fees

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as of or for the years ended December 31, 2002 and 2001, were:


                    2002         2001
                    ----         ----

Audit             $380,182     $200,988
Audit Related       41,865       20,000
Tax                122,222      291,661
All Other                -            -
                  --------     --------
Total             $544,269     $512,649
                  ========     ========

Audit Fees for the years ended December 31, 2002 and 2001, respectively, were for professional services rendered for the audits of our consolidated financial statements and statutory and subsidiary audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the SEC.

Audit-Related Fees as of the years ended December 31, 2002 and 2001, respectively, were for assurance and related services related to employee benefit plan audits and due diligence related to mergers and acquisitions.

Tax Fees as of the years ended December 31, 2002 and 2001, respectively, were for services related to tax compliance, including the preparation of tax returns and claims for refund; and tax planning and tax advice, including assistance with and representation in tax audits and appeals, tax services for employee benefit plans, and requests for rulings or technical advice from tax authorities.

The Company's Audit Committee has not yet enacted pre-approval policies and procedures for audit and non-audit services. Therefore, the proxy disclosure does not include pre-approval policies and procedures and related information. The Company is early-adopting components of the proxy fee disclosure requirements; the requirement does not become effective until periodic annual filings for the first fiscal year ending after December 15, 2003.


                                 PROPOSAL 2
       APPROVAL OF THE AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN

General

On February 14, 1996, the Board of Directors adopted, subject to stockholder approval, the 1996 Equity Incentive Plan (the "Plan"). The Plan was approved by stockholders on April 24, 1996. On January 29, 2003, the Board of Directors adopted, subject to stockholder approval, an amendment and restatement of the Plan (the "Amended and Restated Plan").

Proposed Amendments to the Plan

Stockholder approval would amend the Plan effective as of April 16, 2003, to (a) increase the number of shares of common stock subject to grants by 1,000,000 shares, and (b) eliminate our ability to grant loans or cash payments to participants in connection with the grant or exercise of awards. The Board of Directors believes the increase in shares is needed to ensure that a sufficient number of shares are available to be issued in the future, principally in support of employee recruitment, retention, performance recognition, and benefit plans.

Summary of the Amended and Restated Plan

The following summary of the Amended and Restated Plan is qualified by reference to the full text of the Amended and Restated Plan attached as Appendix B to this proxy statement.

Purpose of Amended and Restated Plan

The purpose of the Amended and Restated Plan is to attract and retain key employees and consultants for us and our affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in our long-term growth. The Amended and Restated Plan is to be administered by the Human Resources and Compensation Committee (the "Committee") appointed by the Board of Directors to administer the Amended and Restated Plan or a specified portion thereof.

Shares Subject to Awards

The Plan, as approved by stockholders in 1996, authorized the issuance of 800,000 shares (as adjusted for our two-for-one stock split in 1997). As of March 5, 2003, 60,625 shares remained available for awards under the Plan. The Amended and Restated Plan would make an additional 1,000,000 shares available for award (for a total of 1,800,000 authorized shares) so that 1,060,625 shares would be available for award under the Amended and Restated Plan. The number and kind of shares are subject to adjustment to reflect stock dividends, recapitalizations or other changes affecting the common stock. If any outstanding or future award expires or is terminated, unexercised, or settled in cash or in a manner that results in fewer shares outstanding than were initially awarded, then the shares which would have been issuable will again be available for award under the Amended and Restated Plan. The closing price of the common stock on the Nasdaq National Market on March 5, 2003, was $7.80.

Description of Awards

The Amended and Restated Plan provides for the following three basic types of awards:

Stock Options. The Committee may grant incentive stock options eligible for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, ("ISOs") or nonstatutory stock options. The Committee will determine the option price and exercise period of each option granted, provided that the option price may not be less than 100% of the fair market value of the common stock on the date of grant. No incentive stock option may be granted under the Amended and Restated Plan after February 14, 2006, the date ten years after the effective date of the original Plan. An option may be exercised by the payment of the option price in whole or in part in cash or, to the extent permitted by the Committee, by delivery of shares of common stock owned by the participant valued at their fair market value on the date of delivery, by a so-called "cashless exercise," or by such other lawful consideration as the Committee may determine.

Stock Appreciation Rights. The Committee may grant stock appreciation rights ("SARs") where the participant receives cash, shares of common stock or other property, or a combination thereof, as determined by the Committee, equal in value to the excess in value of shares of common stock over the exercise price of the SAR on the date of exercise. SARs may be granted in tandem with options (at or after award of the option) or alone and unrelated to an option. SARs in tandem with an option terminate to the extent that the related option is exercised, and the related option terminates to the extent that the tandem SAR is exercised. The exercise price of an SAR may not be less than 100% of the fair market value of the common stock on the date of grant or in the case of a tandem SAR, the exercise price of the related option. In the case of those tandem SARs which can only be exercised during limited periods following a change in control of us, the participant would be entitled to receive an amount based upon the highest price paid or offered for the common stock in any transaction relating to the change in control or paid during a specified period immediately preceding the change in control.

Restricted Stock. The Committee may grant shares of common stock, subject to forfeiture, for no cash consideration or for such minimum consideration as may be required by applicable law. With respect to any restricted stock grant, the Committee has full discretion to determine the number of shares subject to the grant, the consideration to be paid by the participant, the conditions under which the shares may be forfeited to us and the other terms and conditions of the grant.

Awards under the Amended and Restated Plan shall contain such terms and conditions not inconsistent with the Amended and Restated Plan as the Committee in its discretion approves. The Committee has discretion to administer the Amended and Restated Plan in the manner that it determines, from time to time, is in our best interest. For example, the Committee will fix the terms of stock options, SARs and restricted stock grants and determine whether, in the case of options and SARs, they may be exercised immediately or at a later date or dates. Awards may be granted subject to conditions relating to continued employment and restrictions on transfer. The Committee may provide, at the time an award is made or at any time thereafter, for the acceleration of a participant's rights or cash settlement upon a change in control of us. The terms and conditions of awards need not be the same for each participant. The foregoing examples illustrate, but do not limit, the manner in which the Committee may exercise its authority in administering the Amended and Restated Plan.

The maximum aggregate number of shares subject to stock options or SARs that may be granted to any one participant in any calendar year is 200,000 shares. Incorporation of this limit is intended to qualify stock options and SARs as performance-based compensation that is not subject to the $1 million limit on deductibility for federal income tax purposes of compensation paid to certain senior officers.

Since awards under the Amended and Restated Plan will be discretionary, the specific awards that may be granted under the Amended and Restated Plan are not determinable in advance. From the inception of the Plan through March 1, 2003, options to purchase 200,000 shares of our common stock were granted under the Plan to Robert J. Lepofsky, options to purchase 75,000 shares were granted under the Plan to James Gentilcore, options to purchase 90,000 shares were granted under the Plan to Robert E. Anastasi, options to purchase 50,000 shares were granted under the Plan to Jay Zager, options to purchase 23,500 shares were granted under the Plan to Mark E. Jalbert, an aggregate of 438,500 shares of our common stock were granted under the Plan to all of our current executive officers as a group (6 persons), and options to purchase an aggregate of 169,500 shares were granted under the Plan to all of our current employees, including our current employees who are officers, but not including our current executive officers. Our non-employee directors and nominees for non-employee director are not eligible to participate in the Plan and accordingly have received no options under the Plan. Mr. Lepofsky, our President and Chief Executive Officer; Mr. Gentilcore, our Executive Vice President and Chief Operating Officer; Mr. Zager, our Senior

Vice President and Chief Financial Officer; and Mr. Anastasi, our Executive Vice President, are the only individuals who have received five percent or more of the 800,000 options that are subject to the Plan.

Amendment

The Board may amend, suspend or terminate the Amended and Restated Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable to comply with any tax or regulatory requirement. The Committee has authority to amend outstanding awards, including changing the date of exercise and converting an incentive stock option to a nonstatutory option, if the Committee determines that such action would not adversely affect the participant. The Amended and Restated Plan has no expiration date.

Federal Income Tax Consequences Relating to Stock Options

We have been advised by Palmer & Dodge LLP, our counsel, that, under the federal tax laws, options granted under the Amended and Restated Plan will be treated as follows:

Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an ISO under the Amended and Restated Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction is allowed to us for federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee. If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) we are entitled to deduct such amount. Any further gain realized is taxed as a short- or long-term capital gain and does not result in any deduction to us. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and (b) we receive a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short- or long-term capital gain or loss and will not result in any deduction by us.

Vote Required

The affirmative vote by the holders of a majority of the securities present in person or by proxy and entitled to vote at the meeting is required to approve the Amended and Restated 1996 Equity Incentive Plan. Broker non-votes will not be counted as present and entitled to vote for this purpose, and therefore will have no effect. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote. If this Proposal 2 is not approved, the Amended and Restated Plan will not become effective, and the current Plan will remain in effect without any change.

The Board of Directors recommends that stockholders vote FOR approval of the Amended and Restated 1996 Equity Incentive Plan.


                                OTHER MATTERS

Management does not know of any matters to be presented to the meeting other than as described above. If any other matters properly come before the meeting and discretionary voting authority can be exercised, it is intended that the holders of the proxies will vote the proxies upon those matters in accordance with their best judgment.


                            STOCKHOLDER PROPOSALS

We must receive any stockholder proposal intended to be included in our proxy materials for the 2004 Annual Meeting of Stockholders no later than November 20, 2003. We must receive any stockholder proposals intended to be presented at such meeting in 2004 not later than February 3, 2004. Any proposal received after February 3, 2004, will be untimely and our management proxies will be permitted to use their discretionary voting authority when the proposal is raised at the 2004 Annual Meeting of Stockholders, without having advised stockholders of the proposal in the proxy statement for that meeting.


                          EXPENSES OF SOLICITATION

The cost of preparing, assembling, and mailing proxy materials and any other costs of soliciting proxies will be borne by us. In addition to solicitation by use of the mails, we may request brokers and banks to forward copies of proxy materials to persons for whom they hold common stock and to obtain authority for the execution and delivery of proxies. Several of our officers and employees may request the return of the proxies by telephone, facsimile, and personal interview.

Copies of our Annual Report on Form 10-K for the year ended December 31, 2002, may be obtained by stockholders without charge upon written request addressed to Investor Relations, Helix Technology Corporation, Mansfield Corporate Center, Nine Hampshire Street, Mansfield, Massachusetts 02048-9171, or by visiting the Investor Relations section of our Website, www.helixtechnology.com.

                                       Beverly L. Armell
                                       Corporate Secretary


March 19, 2003

APPENDIX A

                        HELIX TECHNOLOGY CORPORATION

                                   CHARTER

                  AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                October 2002


PURPOSE:
--------

The principal purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the Company's accounting and financial reporting processes and audits of the Company's financial statements, including by reviewing the financial reports and other financial information provided by the Company, the Company's disclosure controls and procedures and internal accounting and financial controls, and the annual independent audit process.

In discharging its oversight role, the Audit Committee is granted the authority to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company, and the authority to engage independent counsel and other advisers, as the Committee determines necessary to carry out its duties.

The outside auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders. In this connection, the Committee, as a committee of the Board, shall be directly responsible for the appointment, compensation and oversight of the work of the outside auditor in preparing or issuing an audit report or related work, including resolving any disagreements between Management and the outside auditor regarding financial reporting.

The Committee shall receive direct reports from the outside auditor. The Committee shall be responsible for overseeing the independence of the outside auditor and for approving all auditing services and permitted non-audit services provided by the outside auditor.

This Charter shall be reviewed by the Board for adequacy on an annual basis, or more frequently as the Board may deem appropriate.

MEMBERSHIP AND TERM OF APPOINTMENT:

The Audit Committee shall consist of not less than three Directors. A chairperson and the Committee members shall be elected annually by the affirmative vote of at least a majority of the independent Directors.

All Committee members shall be independent Directors:

* Who have no relationship to the Company that may interfere with the exercise of their independence from Management and the Company;

* Who do not receive any consulting, advisory or other compensatory fee from the Company, other than in the member's capacity as a member of the Board or any of its Committees;

* Who are not an "affiliated person" (as defined by applicable law or regulation) of the Company or any subsidiary, other than as a member of the Board or any of its Committees; and

* Who are financially literate or, to the extent permitted by Nasdaq rules, who become financially literate within a reasonable period of time after appointment to the Committee.

In addition, at least one member of the Committee will have accounting or related financial management expertise, and, to the extent practicable, be a "financial expert" as that term is defined by the SEC.

QUORUM AND VOTING:

At the meetings of the Audit Committee, the presence of a majority of all members shall be necessary to constitute a quorum for the transaction of business, and the affirmative vote of a majority of all members shall be necessary to take any action.

RULES:

The Audit Committee may adopt such rules and regulations, not inconsistent with law nor with the provisions of the restated Certificate of Incorporation or the By-Laws, or of any applicable resolution of the Board of Directors, for the calling and holding of meetings of the Committee and for the transaction of business at such meetings, as the Committee may deem necessary and desirable. The Committee shall keep regular minutes of its proceedings, and shall report the same to the next meeting of the Board of Directors.

RESOURCES AND AUTHORITY:

The Audit Committee shall be provided with the necessary resources, including staff and administrative support, by the Company to effectively discharge its duties and responsibilities assigned by the Board of Directors. The Audit Committee shall have the discretion to institute investigations of improprieties or suspected improprieties, including the standing authority to retain special counsel or other staff, with full access to all books, records, facilities and personnel of the Company. The Audit Committee shall have full authority to approve funding by the Company for the payment of compensation to outside auditors and any independent counsel or other advisors retained by the Committee.

KEY RESPONSIBILITIES:

The Committee's role is one of oversight, and it is recognized that Management is responsible for preparing the Company's financial statements, and that the outside auditor is responsible for auditing those financial statements.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. The functions are set forth as a guide, and may be varied from time to time as appropriate under the circumstances.

* The Audit Committee shall meet at least three times each year and shall call special meetings, as circumstances require. When appropriate, the Audit Committee shall meet with legal counsel to discuss legal matters that may have an impact on the Company's financial statements.

* The Committee shall periodically discuss with Management and the outside auditor the quality and adequacy of the Company's internal controls and internal auditing procedures, including any significant deficiencies in the design or operation of those controls which could adversely affect the Company's ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves Management or other employees who have a significant role in the Company's internal controls, and discuss with the outside auditor how the Company's financial systems and controls compare with industry practices.

* The Committee shall review with Management and the outside auditor the audited financial statements to be included in the Company's Annual Report on Form 10-K and the Annual Report to Stockholders, and shall review and consider with the outside auditor the matters required to be discussed by Statements on Auditing Standards Numbers 61 Communication with Audit Committees and 90 Audit Committee Communications.

* If necessary, the Committee shall review as a whole, or through the Committee chair, with the outside auditor, prior to filing with the SEC, the Company's interim financial information to be included in the Company's Quarterly Reports on Form 10-Q and the matters required to be discussed by SAS Nos. 61 and 90.

* The Committee shall periodically review with Management and the outside auditor the quality, as well as acceptability, of the Company's accounting policies, and discuss with the outside auditor how the Company's accounting policies compare with those in the industry and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with Management, the ramifications of use of such alternative disclosures and treatments, and the treatment preferred by the outside auditor.

* The Committee shall periodically discuss with the outside auditor whether all material correcting adjustments identified by the outside auditor in accordance with generally accepted accounting principles and the rules of the SEC are reflected in the Company's financial statements.

* The Committee shall review with Management and the outside auditor any material financial or other arrangements of the Company which do not appear on the Company's financial statements, and any transactions or courses of dealing with third parties that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company's financial statements.

* The Committee shall review with Management and the outside auditor the Company's critical accounting policies and practices.

* The Committee shall review with the outside auditor all material communications between the outside auditor and Management, such as any management letter or schedule of unadjusted differences.

* The Committee shall request from the outside auditor annually a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard 1 - Independence Discussions with Audit Committees and such other requirements as may be established by the Public Company Accounting Oversight Board, discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor's independence, and take appropriate action regarding the independence of the outside auditor.

* On an ongoing basis, the Committee shall conduct an appropriate review of, and report to the Board with respect to, all proposed related-party transactions with the Company where the amount involved exceeds $60,000. All such transactions shall be subject to prior approval by the Committee. "Related-party transactions" shall be defined in accordance with the broadest applicable Nasdaq, SEC or statutory definition then in effect, and generally shall include transactions between the Company and Company Directors; executive officers; nominees for election as director; stockholders; or their respective affiliates or immediate family members.

* The Committee shall approve the engagement of the outside auditor and shall approve, in advance, all audit services and all permitted non-audit services to be provided to the Company by the outside auditor. The Committee may designate an individual Committee member to pre-approve audit and permissible non-audit services, provided that such approvals be presented to the full Committee at the next scheduled meeting.

* The Committee shall recommend to the Board whether, based on the reviews and discussions referred to above, the financial statements should be included in the Company's Annual Report on Form 10-K.

* In addition to the Code of Business Conduct adopted by the Board and applicable to the Company's Directors, employees and agents, the Committee shall establish and administer an additional code of ethics specifically for senior financial officers of the Company. The code of ethics shall satisfy applicable SEC requirements and encompass such standards as are reasonably necessary to promote honest and ethical conduct; full, fair, accurate, timely and understandable SEC disclosures; and compliance with governmental rules and regulations. The Audit Committee shall have sole authority to modify the code of ethics, and any such modification shall be subject to public disclosure in accordance with applicable Nasdaq or SEC requirements. The senior financial officers of the Company shall be required to fully comply with the code of ethics, subject to any express waiver that may be granted by the Committee and publicly disclosed.

* The Audit Committee shall review the management of the Company's Pension Plan and 401(K) Savings Plan. At least once a year the Audit Committee will meet with Management to review investment performance.

COMPLAINT PROCEDURES:

Any issue of significant financial misconduct shall be brought to the attention of the Committee for its consideration. In this connection, the Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The existence and nature of the reporting procedures shall be communicated to all employees and, to the extent appropriate, to agents of the Company. It shall be a violation of the code of ethics to intimidate or impose any form of retribution on any employee or agent who utilizes such reporting system in good faith to report suspected violations (except that appropriate action may be taken against such employee or agent if such individual is one of the wrongdoers).


October 2002

APPENDIX B

                        HELIX TECHNOLOGY CORPORATION

                         1996 EQUITY INCENTIVE PLAN

                          (As Amended and Restated)

1. Purpose

The purpose of the Helix Technology Corporation 1996 Equity Incentive Plan (the "Plan") is to attract and retain key employees and consultants of the Company and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

The Plan was originally established in 1996 and is hereby being amended and restated.

2. Definitions

"Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee.

"Award" means any Option, Stock Appreciation Right or Restricted Stock granted under the Plan.

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

"Committee" means one or more committees each comprised of not less than three members of the Board appointed by the Board to administer the Plan or a specified portion thereof. If a Committee is authorized to grant Awards to a Reporting Person or a "covered employee" within the meaning of Section 162(m) of the Code, each member shall be a "disinterested person" or the equivalent within the meaning of applicable Rule 16b-3 under the Exchange Act or an "outside director" or the equivalent within the meaning of Section 162(m) of the Code, respectively.

"Common Stock" or "Stock" means the Common Stock, $1.00 par value, of the Company.

"Company" means Helix Technology Corporation.

"Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated
Beneficiary" means the Participant's estate.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

"Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time, and in the case of the grant of any Incentive Stock Option, also determined in accordance with Section 422 of the Code.

"Incentive Stock Option" - See Section 6(a).

"Nonstatutory Stock Option" - See Section 6(a).

"Option" - See Section 6(a).

"Participant" means a person selected by the Committee to receive an Award under the Plan.

"Reporting Person" means a person subject to Section 16 of the Exchange Act.

"Restricted Period" - See Section 8(a).

"Restricted Stock" - See Section 8(a).

"Stock Appreciation Right" or "SAR" - See Section 7(a).

3. Administration

The Plan shall be administered by the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, to interpret the provisions of the Plan and any Award agreement, and to remedy any ambiguities or inconsistencies therein. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not subject to Section 16 of the Exchange Act and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

4. Eligibility

All employees and, in the case of Awards other than Incentive Stock Options under Section 6, consultants of the Company or any Affiliate, capable of contributing significantly to the successful performance of the Company, are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to eligible employees of the Company or its Affiliates.

5. Stock Available for Awards

(a) Amount. Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 1,800,000 shares of Common Stock. If any Award expires or is terminated unexercised or is forfeited or settled in cash or in a manner that results in fewer shares outstanding than were awarded, the shares subject to such Award, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan; provided, however, that the maximum number of shares which may be issued as the result of the exercise of Incentive Stock Options may not exceed 1,800,000 shares. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Adjustment. In the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, or other transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, then the Committee (subject in the case of Incentive Stock Options to any limitation required under the Code) shall equitably adjust any or all of
(i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the exercise price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

(c) Limit on Individual Grants. The maximum number of shares of Common Stock subject to Options and Stock Appreciation Rights that may be granted to any Participant in the aggregate in any calendar year shall not exceed 200,000 shares taking into account Awards granted and terminated or repriced during such calendar year, subject to adjustment under subsection (b).

6. Stock Options

(a) Grant of Options. Subject to the provisions of the Plan, the Committee may grant options ("Options") to purchase shares of Common Stock (i) complying with the requirements of Section 422 of the Code or any successor provision and any regulations thereunder ("Incentive Stock Options"), and
(ii) not intended to comply with such requirements ("Nonstatutory Stock Options"). The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. No Incentive Stock Option may be granted hereunder after February 14, 2006.

(b) Terms and Conditions. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable grant or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(c) Payment. No shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in whole or in part in cash or to the extent permitted by the Committee at or after the grant of the Option, by delivery (including through attestation) of shares of Common Stock owned by the optionee, including Restricted Stock, or by retaining shares otherwise issuable pursuant to the Option (a so-called "cashless exercise") in each case valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Committee may determine.

7. Stock Appreciation Rights

(a) Grant of SARs. Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of shares of Common Stock over the exercise price ("Stock Appreciation Rights" or "SARs") in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards or other property.

(b) Exercise Price. The Committee shall fix the exercise price of each SAR or specify the manner in which the price shall be determined. An SAR granted in tandem with an Option shall have an exercise price not less than the exercise price of the related Option. An SAR granted alone and unrelated to an Option may not have an exercise price less than 100% of the Fair Market Value of the Common Stock on the date of the grant.

(c) Limited SARs. An SAR related to an Option, which SAR can only be exercised upon or during limited periods following a change in control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during a specified period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the Common Stock is normally traded.

8. Restricted Stock

(a) Grant of Restricted Stock. Subject to the provisions of the Plan, the Committee may grant shares of Common Stock subject to forfeiture ("Restricted Stock") and determine the duration of the period (the "Restricted Period") during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

(b) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

9. General Provisions Applicable to Awards

(a) Reporting Person Limitations. Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3 under the Exchange Act, Awards made to a Reporting Person shall not be transferable by such person other than by will or the laws of descent and distribution and are exercisable during such person's lifetime only by such person or by such person's guardian or legal representative. If then permitted by Rule 16b-3, such Awards shall also be transferable pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

(b) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

(c) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

(d) Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

(e) Termination of Employment. The Committee shall determine and set forth in the grant agreement evidencing the Award the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

(f) Change in Control. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the change in control, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company.

(g) Loans. The Committee may not authorize the making of loans to Participants in connection with the grant or exercise of any Award under the Plan.

(h) Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

(i) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

(j) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the

Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

10. Miscellaneous

(a) No Right To Employment. No person shall have any claim or right to be granted an Award. Neither the Plan nor any Award hereunder shall be deemed to give any employee the right to continued employment or to limit the right of the Company to discharge any employee at any time.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

(c) Effective Date. Subject to the approval of the stockholders of the Company, the amendment and restatement of the Plan shall be effective on April 16, 2003.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable to comply with any tax or regulatory requirement.

(e) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.

This Plan, as amended and restated, was approved by the Board of Directors on January 29, 2003.

This Plan, as amended and restated, was approved by the stockholders on
_________________.




                                                             717-PS-03

                                 DETACH HERE

                                    PROXY

                        HELIX TECHNOLOGY CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert J. Lepofsky and Beverly L. Armell and each of them as Proxies of the undersigned, each with the power to appoint a substitute, and hereby authorizes each of them to represent the undersigned at the Annual Meeting of Stockholders to be held on April 16, 2003, or any adjournment thereof, and there to vote all the shares of Helix Technology Corporation held of record by the undersigned on March 5, 2003, as directed on the reverse side hereof. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR APPROVAL OF THE AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN. If any nominee for Director is unable or unwilling to serve, the shares represented hereby will be voted for another person in accordance with the judgment of the Proxies named herein.

In addition, in their discretion, the Proxies are hereby authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

SEE REVERSE  (IMPORTANT-TO BE SIGNED AND DATED ON REVERSE SIDE)     SEE REVERSE
   SIDE                                                                SIDE

HELIX TECHNOLOGY CORPORATION
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDIOSN, NJ 08818-8694


          DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.

1.    Election of Directors.

      NOMINEES:  (01) Gideon Argov, (02) Frank Gabron, (03) Robert H. Hayes,
                 (04) Robert J. Lepofsky, (05) Marvin G. Schorr,
                 (06) Alfred Woollacott, III, (07) Mark S. Wrighton

                 FOR                             WITHHELD
                 ALL      [ ]                [ ] FROM ALL
                 NOMINEES                        NOMINEES

[ ] _______________________________________
    For all nominees except as noted above.


                                                   FOR     AGAINST     ABSTAIN
2.    To Approve the Amended and Restated          [ ]       [ ]         [ ]
      1996 Equity Incentive Plan


      MARK HERE IF YOU PLAN TO ATTEND THE MEETING                      [ ]

      MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                    [ ]


Please sign exactly as your name appears. Joint owners should each sign personally. If acting as attorney, executor, trustee, or in other representative capacity, sign name and title.


Signature: _______________ Date: ______ Signature: _______________ Date: ______